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                                                                    EXHIBIT 23.8

                            CONSENT OF STEPHENS INC.


         We hereby consent to the use of our opinion letter dated April 24, 2001 to the Board of Directors of Focal, Inc. included as Annex B to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Focal, Inc. with and into Genzyme Corporation and to the references to such opinion in such Prospectus/Proxy Statement under the captions "Summary", "Background and Reasons for the Merger" and "Fairness Opinion of Focal's Advisor". In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder.


                                       STEPHENS INC.


                                       By: /s/ Noel Strauss
                                          ------------------------------------
                                       Title: Vice President


May 18, 2001
Little Rock, Arkansas